STOCK PURCHASE AGREEMENT

AGREEMENT made as of the date last written by and among Espey Mfg. & Electronics Corp., a New York corporation (the “Seller”) and the trustee(s) not in their individual capacity, but solely as trustees (the “Trustees”) of the Espey Mfg. & Electronics Corp. Employee Retirement Plan Trust (the “Purchaser”), a trust established pursuant to the Espey Mfg. & Electronics Corp. Employee Retirement Plan (the “Plan” or “ESOP), which is an Employee Stock Ownership Plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, Seller is authorized to issue 10,000,000 shares of common stock, $0.33 1/3 par value per share (the “Common Stock”) of which 2,402,633 shares are issued and outstanding and 627,241 shares are held in treasury, respectively, as of September 30, 2020.

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase the number of the shares of Common Stock as provided in Section 1 herein, on the terms and conditions contained herein; and

WHEREAS, the Shares are qualifying the employer securities as described in the Code and particularly Treas. Reg. §54.4975-12 and the corresponding provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, the Purchaser desires to finance the purchase of the Shares in a manner that is primarily for the benefit of the Purchaser’s participants and beneficiaries, and upon terms and conditions consistent with the Code and ERISA;

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

1.       Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer, convey and deliver to Purchaser, and Purchaser hereby purchases, acquires and accepts from the Seller, 300,000 shares of the Common Stock (the “Shares”), 200,000 of which shall be from treasury and 100,000 of which shall be newly issued shares.

2.       Purchase Price for Shares. The consideration to be paid by Purchaser for the Shares shall be 5.487 Million Dollars ($5,487,000) (the “Purchase Price”), or $18.29 per Share, payable as provided in Section 3 hereof. The Purchase Price for the Shares shall in no event be more than adequate consideration within the meaning of Section 3(18)(B) of ERISA and shall not exceed the fair market value of the Shares as set forth in the opinion referred to in paragraph 7.(e) Fairness Opinion herein.

3.       Payment of Purchase Price. The Purchase Price shall be paid by the Purchaser by delivering to the Seller at Closing the ESOP Note (a copy of which is attached hereto as Schedule 1) (the “ESOP Note”) with such note having those payments and other terms as referenced in the ESOP Note and more fully described in the ESOP Loan Agreement (a copy of which is attached hereto as Schedule 2) (the “ESOP Loan Agreement”) and (iii) the extension of credit made under the ESOP Note and the ESOP Loan Agreement being secured by a pledge of those shares to the Seller pursuant to the terms of the ESOP Pledge Agreement of even date (a copy of which is attached hereto as Schedule 3) (the “ESOP Pledge Agreement).

4.       The Closing. The purchase and sale of the Shares shall take place on December 1, 2020, or at such time and place mutually agreed upon by the parties (which time and place are designated as the “Closing” or “Closing Date”). At the Closing, the Seller shall deliver to the Purchaser the certificate(s) representing the Shares, and the Purchaser shall deliver to Seller the ESOP Note.

5.       Closing Deliveries.

(a)       By the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the ESOP Note in payment for the Shares, as provided herein.

(b)       By the Seller. At the Closing, the Shares shall be credited, free and clear of any encumbrances, to a securities account of the Purchaser for the benefit of the Purchaser.

(c)       By the Purchaser and the Seller. At the Closing, the Purchaser and the Seller shall sign and deliver to each other copies of the ESOP Loan Agreement, the ESOP Pledge Agreement and such other documents as shall be reasonably required in order to effect the transactions contemplated hereby.

6.        Representations and Warranties.

(a)       The Seller hereby represents and warrants to the Purchaser as follows:

(1)       The Seller has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. No consent of any third party is required for the Seller to enter into this Agreement or consummate the transactions contemplated herein, except for the approval of the NYSE American (the “Exchange”) for the listing of the Shares on the Exchange.

(2)       At the Closing, the Seller will be the sole lawful, beneficial and record owner of those of the Shares to be sold to the Purchaser by the Seller which are treasury shares, free and clear of all encumbrances and preemptive rights whatsoever. The remaining Shares are newly-issued shares. Except for this Agreement or pursuant to outstanding options under the Seller’s existing Stock Option Plan, the Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any capital stock of the Company. The credit by book entry to the custodian account maintained by Purchaser with the Adirondack Trust Company, will transfer to the Purchaser good, marketable and valid title to the Shares, free and clear of all encumbrances and preemptive rights whatsoever.

(3)       There is no action, suit, proceeding or investigation pending (or, to the knowledge of the Seller, threatened) affecting the rights of the Seller to sell the Shares pursuant to this Agreement or otherwise to carry out the provisions of this Agreement and the transactions contemplated hereby, in any court, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

(4)       The execution, delivery and performance of this Agreement and the ESOP Loan Documents and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (a) any indenture, mortgage, deed of trust, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which the Seller is bound, or (b) any statute, rule or regulation of any federal, state or local government or agency applicable to the Sellers or the Sellers’ assets or properties.

(5)       Other than the approval of the NYSE American, no consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, is required to be obtained by the Sellers in connection with the execution, delivery and performance of this Agreement and the ESOP Loan Documents and the consummation of the transactions contemplated hereby and thereby.

(6)       The Company is a corporation duly organized and subsisting under the laws of the State of New York having the corporate power to carry on its business as it is now being conducted. The Company is qualified to do business in each jurisdiction where the nature of its business requires such qualification. The Company is not in default under or in violation of any provision of its certificate of incorporation or its bylaws.

(7)       The Company is not in material violation of any applicable federal, state, local or foreign law, regulation or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including any law, regulation order or requirement relating to securities, properties, business, products, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, environmental protection, product safety and liability of civil rights). The Company is not now under investigation with respect to any violation of any applicable law, regulation, order or requirement relating to any of the foregoing. The Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority.

(8)         Except as reflect on the most recent audited financial statements of the Seller:

(a)	there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or threatened, against the Company in which there is a possibility of an adverse decision that would result in a judgment, fine, penalty, cost or expense of $250,000 or more (in the aggregate for all such potential liabilities);
(b)	there are no judgments, decrees or orders binding upon the Company (other than those issued by governmental agencies in connection with the Covid-19 crisis) the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise adversely affect its method of manner of doing business;

(c)	no work stoppage has occurred and is continuing or is threated affecting the Business;
(d)	the Seller is party to a collective bargaining agreement and the Seller’s relationship with the union is good; and
(e)	there are no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) or unfair labor practices pending or threatened before any governmental or regulatory agency or authority relating to employees of the Company.

(9)       The ESOP, including the Trust, each have been duly authorized, adopted and established by all necessary corporate action on the part of the Company; the ESOP is a legal and valid employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, qualified under Section 401(a) of the Code and the Trust is a trust exempt from taxation under Section 501(a) of the Code. The ESOP Loan constitutes an exempt loan within the meaning of Treas. Reg. Section 54.4975-7, and the interest rate on the ESOP Note is reasonable.

(b)       Purchaser hereby represents and warrants to the Seller as follows:

(1)       Purchaser is a trust related to the Plan duly organized, validly existing and in good standing under the laws of the State of New York and applicable Federal law, and has the requisite power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. No consent of any third party is required for Purchaser to enter into this Agreement or consummate the transactions contemplated herein, except for the approval of the NYSE American (the “Exchange”) for the listing of the Shares on the Exchange.

(2)       The purchase of the Shares contemplated herein is primarily for the benefit of Plan participants and beneficiaries.

(3)       The Purchaser is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act of 1933, as amended of or any state securities or “blue-sky” laws.

(4)       The Plan is a legal and valid employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”), is qualified under Section 401(a) of the Code, and the Trust is exempt from taxation under Section 501(a) of the Code.

(5)       The Purchaser has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

(6)       There are no current actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser. The Purchaser is not subject to any court or administrative judgment, order, or decree which would reasonably be anticipated to have a material adverse effect on the Purchaser’s right to enter into the transaction contemplated by this Agreement.

7.       Covenants of the Seller.

(a)       Maintenance of Seller. The Seller will take all actions within its power to preserve its existence.

(b)       Maintenance of ESOP. Subject to the right of the Seller to amend or terminate the ESOP in accordance with the terms of the ESOP, the Seller will take all actions within its power to preserve the existence of the ESOP and of the Trust and to maintain their tax-qualified status under Section 401(a) and 501(a), respectively, of the Code. The Seller shall administer, or cause to be administered, the ESOP in material compliance with (a) the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as applicable to the ESOP and this Agreement, and (b) all other laws and regulations applicable to the ESOP and the Trust.

(c)       Contributions to the ESOP. The Seller shall make contributions to the Plan and/or declare and pay dividends/distributions on the Shares held by the ESOP in amounts which are sufficient to enable the Purchaser to pay all interest and principal, when due, on the ESOP Note and as provided in the Annual Contributions Agreement in the form set forth in Schedule 4 attached hereto.

(d)       Valuation and Fairness Opinion. The Trustees will cause to deliver at Closing to Purchaser a current valuation and its opinion dated as of the Closing to the effect that (i) the Purchase Price to be paid by the Purchaser for the Shares is not in excess of fair market value for the purposes of Section 3(18) of ERISA and the aggregate consideration to be paid by the Purchaser for the Shares is not more than “adequate consideration” (as defined in Section 3(18)(B) of ERISA and the proposed regulations thereunder); (ii) the interest rate payable under the ESOP Loan is not in excess of a reasonable rate of interest; (iii) the terms of the ESOP Loan are at least as favorable to the ESOP as would be the terms of a comparable extension of credit resulting from arm’s length negotiations between independent parties; and (iv) the terms and conditions of the transactions which are to occur pursuant to this Agreement are fair and reasonable to the Purchaser from a financial point of view. The opinion shall be substantially in the form attached hereto as Schedule 5.

(e)       Expenses. The Seller will pay the reasonable expenses of the Purchaser (including, without limitation, the fees of its legal and financial advisors) which are incurred (i) in connection with the authorization, preparation, execution, performance, negotiation and/or review of this Agreement and the documents ancillary thereto or (ii) in the performance of the Trustee’s duties under and with respect to the Plan following the Closing.

8.           (a) Agreement to Indemnify. Subject to other provisions of this Article 8, the Seller agrees to indemnify the Purchaser for any loss, cost, expense or other damage, including attorney’s fees (“Damages”), suffered by the Purchaser resulting from, arising out of or incurred with respect to misrepresentation or breach of any representation or warranty or covenant made by the Seller in this Agreement.

(b) Notice and Defense. The Purchaser will give written notice to the Company and the Sellers as to any matter with respect to which the Purchaser seeks to be indemnified (the “Claim”). Such notice will state the nature of the Claim and, if known, the amount of the Damages. If the Claim arises from a claim or demand of a third party, the Purchaser will give the notice within a reasonable time after the Purchaser’s knowledge of the third party claim, and in no event more than 10 days after the Purchaser’s receipt of a written notice of a lawsuit or other legal proceeding relating to such third party claim. If the Claim arises from the claim or demand of a third party, the Company will have the right to defend any such Claim (provided, however, that if the Company’s interests are in conflict with those of the Purchaser, the Purchaser may join in such defense with its own counsel). All the Parties hereto will cooperate in the defense or prosecution of any Claim and will furnish such records, information and testimony and will attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. In addition, the Company has a duty and obligation to notify the Purchaser of any known breaches of any representations or warranties under this Agreement.

9.       Conditions to Performance.

(a)       The obligations of the Seller to the Purchaser under this Agreement are subject to the following conditions:

(1)       The representations and warranties of the Purchaser in Section 5(b) above shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(2)       Closing Deliveries pursuant to Section 5 shall be satisfactory to Seller.

(3)       The Purchaser shall have received a fairness opinion from Stern Brothers.

(4)       The Closing shall take place on December 1, 2020, unless waived by the Seller.

(b)       The obligations of the Purchaser under this Agreement are subject to the following conditions:

(1)       The representations and warranties of the Seller contained in Section 6(a) above shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(2)       On the Closing, the Purchaser shall have received and be satisfied with the Valuation and Fairness Opinion described in paragraph 7(d).

(3)       The Purchaser shall be satisfied that the ESOP Note and ESOP Loan Agreement constitute an “exempt loan” (within the meaning of Treas. Reg. §54.4975-7) from the Seller.

(4)       The Purchaser shall have obtained a written direction from the “Committee” (defined and described in the trust agreement forming the Purchaser) or the Trustee(s) to engage in the proposed stock purchase and exempt loan transactions contemplated herein.

10.       Further Assurances. From time to time, the parties shall execute and deliver to each other such additional documents and shall provide such additional information as either party may reasonably require to carry out the terms of this Agreement.

11.       Notices. Any notices, consents or information required, requested or permitted by this Agreement shall be sent to the parties at the addresses below, unless such address is changed by written notice hereunder:

If to Purchaser:	Espey Mfg. & Electronics Corp. Employee Retirement
Plan Trust
Attn: Peg Murphy and Howard Pinsley
233 Ballston Avenue
Saratoga Springs, NY 12866

If to Seller:	Espey Mfg. & Electronics Corp.
Attn: Dave O’Neil
233 Ballston Avenue
Saratoga Springs, NY 12866

12.       Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto, may be assigned by a party only with the written consent of the other party. This Agreement constitutes the entire agreement between the parties with respect to the subject matter addressed herein, and may be amended only by a writing signed by the parties hereto.

13.       Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision under this Agreement.

14.       Transfer of Shares. The Shares represented by this Certificate are transferrable only upon compliance with the terms of the Espey Mfg.  & Electronics Corp. Employee Stock Ownership Plan, which restricts the transfer of such shares in the manner described herein, a copy of said plan being on file in the office of the Seller.

15.       General.

(a)       Execution of Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(b)       Amendments, Waivers, Discharges, etc. This Agreement may not be amended or modified except by a writing signed by all parties to be bound by the amendment or modification. The failure of party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

(c)       Action as Trustees. The Trustees have signed and delivered this Agreement solely as trustee of the Plan, and not in its individual or corporate capacity The performance of this Agreement by the Trustees, and all duties, obligations, and liabilities of the Trustees under this Agreement will be undertaken by the Trustee only in their capacity as the trustee of the Plan. The Trustees do not undertake any individual or corporate liability or obligation by virtue of the signing and delivery of this Agreement or by reason of the representations, warranties, and covenants contained in this Agreement.

(d)       Survival. The ESOP Loan Agreement shall survive the Closing.

16.       Governing Law. This Agreement shall be governed by the laws of the state of New York and applicable federal law, including, but not limited to, the Code and ERISA.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on this 1st day of December, 2020.

[Signature page follows]

PURCHASER:		ESPEY MFG. & ELECTRONICS CORP.
EMPLOYEE RETIREMENT PLAN TRUST

/s/ Peg Murphy
Peg Murphy, solely as Trustee

/s/ Howard Pinsley
Howard Pinsley, solely as Trustee

SELLER:		ESPEY MFG. & ELECTRONICS CORP.

	By:	/s/Patrick T. Enright, Jr.
Patrick T. Enright, Jr., President and CEO

[Signature page for Stock Purchase Agreement]

ATTACHMENTS

Schedule 1 – ESOP Note

Schedule 2 – ESOP Loan Agreement

Schedule 3 – ESOP Pledge Agreement

Schedule 4 – Annual Contributions Agreement

Schedule 5 - Valuation and Fairness Opinion